EXECUTION COPY

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                                             [Published CUSIP Number: 81013DAA4]


                      AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of July 14, 2005

                                      Among

           SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD.,
                          SCOTTISH RE (DUBLIN) LIMITED,
                          SCOTTISH RE (U.S.), INC., and
                               SCOTTISH RE LIMITED

                                  as Borrowers,

                      BEAR STEARNS CORPORATE LENDING INC.,
                       HSBC BANK USA, NATIONAL ASSOCIATION
                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                             as Syndication Agents,

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent
                                       and
                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC,
                                       as
                   Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I.     DEFINITIONS AND ACCOUNTING TERMS..............................1

      1.01  Defined Terms....................................................1
      1.02  Other Interpretive Provisions...................................23
      1.03  Accounting Terms................................................24
      1.04  Exchange Rates; Currency Equivalents............................24
      1.05  Change of Currency..............................................25
      1.06  Rounding........................................................25
      1.07  Times of Day....................................................25
      1.08  Letter of Credit Amounts........................................25

ARTICLE II.    THE COMMITMENTS AND CREDIT EXTENSIONS........................26

      2.01  Loans...........................................................26
      2.02  Borrowings, Conversions and Continuations of Loans..............26
      2.03  Letters of Credit...............................................28
      2.04  Prepayments.....................................................35
      2.05  Termination or Reduction of Commitments.........................36
      2.06  Repayment of Loans..............................................37
      2.07  Interest........................................................37
      2.08  Fees............................................................38
      2.09  Computation of Interest and Fees................................39
      2.10  Evidence of Debt................................................39
      2.11  Payments Generally; Administrative Agent's Clawback.............39
      2.12  Sharing of Payments by Lenders..................................41
      2.13  Several Obligations of Borrowers; SALIC as Agent of
            Borrowers.......................................................42
      2.14  Increase in Commitments.........................................42

ARTICLE III.   TAXES, YIELD PROTECTION AND ILLEGALITY.......................43

      3.01  Taxes...........................................................43
      3.02  Illegality......................................................46
      3.03  Inability to Determine Rates....................................46
      3.04  Increased Costs; Reserves on Eurocurrency Rate Loans............47
      3.05  Compensation for Losses.........................................49
      3.06  Mitigation Obligations; Replacement of Lenders..................49
      3.07  Survival........................................................50

ARTICLE IV.    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS....................50

      4.01  Conditions of Amendment Effective Date..........................50
      4.02  Conditions to All Credit Extensions.............................51

ARTICLE V.     REPRESENTATIONS AND WARRANTIES...............................52

      5.01  Existence, Qualification and Power; Compliance with Laws........52
      5.02  Authorization; No Contravention.................................52
      5.03  Governmental Authorization; Other Consents......................53

                                TABLE OF CONTENTS
                                   (continued)
                                                                          Page

      5.04  Binding Effect..................................................53
      5.05  Financial Statements; No Material Adverse Effect................53
      5.06  Litigation......................................................54
      5.07  No Default......................................................54
      5.08  Ownership of Property; Liens....................................54
      5.09  Environmental Compliance........................................54
      5.10  Insurance.......................................................54
      5.11  Taxes...........................................................54
      5.12  ERISA and Foreign Benefit Plan Compliance.......................55
      5.13  Subsidiaries....................................................55
      5.14  Margin Regulations; Investment Company Act; Public Utility
            Holding Company Act.............................................56
      5.15  Disclosure......................................................56
      5.16  Compliance with Laws............................................56
      5.17  Representations as to Foreign Obligors..........................56

ARTICLE VI.    AFFIRMATIVE COVENANTS........................................58

      6.01  Financial Statements............................................58
      6.02  Certificates; Other Information.................................59
      6.03  Notices.........................................................61
      6.04  Payment of Obligations..........................................62
      6.05  Preservation of Existence, Etc..................................62
      6.06  Maintenance of Properties.......................................62
      6.07  Maintenance of Insurance........................................62
      6.08  Compliance with Laws............................................62
      6.09  Books and Records...............................................63
      6.10  Inspection Rights...............................................63
      6.11  Use of Proceeds.................................................63
      6.12  Approvals and Authorizations....................................63

ARTICLE VII.   NEGATIVE COVENANTS...........................................63

      7.01  Liens...........................................................63
      7.02  Investments.....................................................65
      7.03  Indebtedness....................................................65
      7.04  Fundamental Changes.............................................66
      7.05  Dispositions....................................................67
      7.06  Restricted Payments.............................................67
      7.07  Change in Nature of Business....................................68
      7.08  Transactions with Affiliates....................................68
      7.09  Burdensome Agreements...........................................68
      7.10  Use of Proceeds.................................................68
      7.11  Financial Covenants.............................................68
      7.12  Restrictions On Negative Pledge Agreements......................69


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      7.13  Acquisitions....................................................70

ARTICLE VIII.  EVENTS OF DEFAULT AND REMEDIES...............................70

      8.01  Events of Default...............................................70
      8.02  Remedies Upon Event of Default..................................72
      8.03  Application of Funds............................................72

ARTICLE IX.    AGENT........................................................73

      9.01  Appointment and Authority.......................................73
      9.02  Rights as a Lender..............................................73
      9.03  Exculpatory Provisions..........................................74
      9.04  Reliance by Administrative Agent................................74
      9.05  Delegation of Duties............................................75
      9.06  Resignation of Administrative Agent.............................75
      9.07  Non-Reliance on Administrative Agent and Other Lenders..........76
      9.08  No Other Duties, Etc............................................76
      9.09  Administrative Agent May File Proofs of Claim...................76

ARTICLE X.     SALIC GUARANTEE..............................................77

      10.01 Unconditional Guarantee.........................................77
      10.02 Guarantee Absolute..............................................77
      10.03 Waivers.........................................................78
      10.04 Subrogation.....................................................78
      10.05 Survival........................................................79

ARTICLE XI.    MISCELLANEOUS................................................79

      11.01 Amendments, Etc.................................................79
      11.02 Notices; Effectiveness; Electronic Communication................80
      11.03 No Waiver; Cumulative Remedies..................................82
      11.04 Expenses; Indemnity; Damage Waiver..............................82
      11.05 Payments Set Aside..............................................84
      11.06 Successors and Assigns..........................................85
      11.07 Treatment of Certain Information; Confidentiality...............88
      11.08 Right of Setoff.................................................88
      11.09 Interest Rate Limitation........................................89
      11.10 Counterparts; Integration; Effectiveness........................89
      11.11 Survival of Representations and Warranties......................89
      11.12 Severability....................................................89
      11.13 Replacement of Lenders..........................................90
      11.14 Governing Law; Jurisdiction; Etc................................90
      11.15 Waiver of Jury Trial............................................91
      11.16 USA PATRIOT Act Notice..........................................92
      11.17 Judgment Currency...............................................92
      11.18 ENTIRE AGREEMENT................................................92


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SCHEDULES

      1.01  Mandatory Cost Formulae
      1.02  Applicable Percentage for Eligible Investments
      2.01  Commitments and Applicable Percentages
      2.03  Existing Letters of Credit
      5.13  Subsidiaries
      7.01  Existing Liens
      7.03  Existing Indebtedness
      10.06 Processing and Recording Fees
      11.02 Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS
            Form of

      A     Loan Notice
      B     Note
      C     Compliance Certificate
      D     Assignment and Assumption
      E     Opinion Matters

                                CREDIT AGREEMENT

      This AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of July 14, 2005, among SCOTTISH ANNUITY & LIFE INSURANCE COMPANY (CAYMAN) LTD., a Cayman Islands exempted company with limited liability ("SALIC"), SCOTTISH RE (DUBLIN) LIMITED, a limited company incorporated and existing under the laws of Ireland ("Scottish Dublin"), SCOTTISH RE LIMITED, a company organized under the laws of England and Wales ("Scottish UK"), SCOTTISH RE (U.S.), INC., a Delaware corporation ("Scottish US"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, and L/C Issuer.

      WHEREAS, the Borrowers, the Administrative Agent and certain financial institutions entered into that certain Credit Agreement dated as of December 29, 2004 (the "Existing Agreement");

      WHEREAS, the parties have agreed to amend and restate the Existing Agreement on the terms and conditions set forth herein, it being the intention of the Borrowers, the Lenders and the Administrative Agent that this Amended and Restated Credit Agreement and the Loan Documents executed in connection herewith shall not effect the novation of the obligations of the Borrowers under the Existing Agreement but shall be merely a restatement and, where applicable, an amendment of and substitution for the terms governing such obligations hereafter;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

      1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" " means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on
Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to SALIC and the Lenders.

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Aggregate Commitments" means the Commitments of all the Lenders.

      "Agreement" means this Amended and Restated Credit Agreement.

      "Alternative Currency" means each of Euro and Sterling.

      "Alternative Currency Equivalent" means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

      "Alternative Currency Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $50,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "Alternative Reserve Agreements" means funding agreements, collateral borrowing arrangements and other capital market solutions entered into by the Parent or its Subsidiaries to meet the regulatory or operational reserve requirements of an Insurance Subsidiary.

      "Amendment Effective Date" means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01.

      "Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on
Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

      "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Parent Debt Rating as set forth below:

                               Applicable Rate
--------------------------------------------------------------------------------
         Parent Debt
Pricing    Ratings      Facility  Eurocurrency           Utilization  Letter of
 Level   S&P/Moody's       Fee        Rate     Base Rate     Fee     Credit Fee
--------------------------------------------------------------------------------
   1       > A-/A3       0.080%      0.270%      0.000%     0.100%     0.270%
   2     > BBB+/Baa1     0.100%      0.400%      0.000%     0.100%     0.400%
   3     > BBB/Baa2      0.125%      0.525%      0.000%     0.100%     0.525%
   4     > BBB-/Baa3     0.175%      0.675%      0.000%     0.150%     0.675%
   5     < BBB-/Baa3     0.250%      0.850%      0.000%     0.150%     0.850%
         or no rating


            "Parent Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Parent Debt Ratings") of the


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

      Parent's non-credit-enhanced, senior unsecured long-term debt; provided that if a Parent Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Parent Debt Ratings shall apply (with the Parent Debt Rating for Pricing Level 1 being the highest and the Parent Debt Rating for Pricing Level 5 being the lowest), unless there is a split in Parent Debt Ratings of more than one level, in which case the Pricing Level that is one Pricing Level below the higher Parent Debt Rating shall apply; provided further that if neither of the foregoing rating agencies issues a Parent Debt Rating, then Pricing Level 5 shall apply.

Initially, the Applicable Rate shall be determined based upon the Parent Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vii). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Parent Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by SALIC to the Administrative Agent of notice thereof pursuant to Section 6.03(e) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

      "Applicable Foreign Obligor Documents" has the meaning specified in
Section 5.17(a).

      "Applicable Time" means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

      "Asset Backed Security" means any fixed-income instrument that entitles the holder of, or beneficial owner under, the instrument to the whole or any part of the rights or entitlements of a holder of a receivable or other asset and any other rights or entitlements in respect of a pool of receivables or other assets or any money payable by obligors under those receivables or other assets (whether or not the money is payable to the holder of, or beneficial owner under, the instrument on the same terms and conditions as under the receivables or other assets) in relation to receivables or other assets; provided however, such receivables or assets shall be limited to automobile loans, credit card receivables and home equity loans and such other Asset-Backed Security assets as may be acceptable to the Administrative Agent.

      "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by


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

Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

      "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

      "Audited Annual Statements" means the Statutory Statements of Scottish US and its Subsidiaries for the fiscal year ended December 31, 2004.

      "Audited Financial Statements" means each of (a) with respect to the Parent, the audited consolidated balance sheet of the Parent and its Subsidiaries for the fiscal year ended December 31, 2004 and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Parent and its Subsidiaries, including the notes thereto, (b) with respect to SALIC, the audited consolidated balance sheet of SALIC and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of SALIC and its Subsidiaries, including the notes thereto, (c) with respect to Scottish Dublin, the audited consolidated balance sheet of Scottish Dublin and its Subsidiaries for the fiscal year ended December 31, 2004 and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Scottish Dublin and its Subsidiaries, including the notes thereto, and (d) with respect to Scottish UK, the audited consolidated balance sheet of Scottish UK and its Subsidiaries for the fiscal year ended December 31, 2004 and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Scottish UK and its Subsidiaries, including the notes thereto.

      "Availability Period" means the period from and including the Amendment Effective Date to the earliest of (a) the Commitment Termination Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and
(c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to
Section 8.02.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.


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

      "Borrower" and "Borrowers" means SALIC, Scottish Dublin, Scottish UK and Scottish US.

      "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and in the same currency, and in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located or the State of New York and:

      (a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

      (b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

      (c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

      (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

      "Cash Collateralize" has the meaning specified in Section 2.03(g).

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means an event or series of events by which:

            (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 51% or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

            (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
      (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

            (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing 51% or more of the combined voting power of such securities; or

            (d) (i) the Parent fails to own, directly or indirectly, free and clear of all Liens, 100% of the Equity Interests of any Borrower, (ii) SALIC fails to own directly or indirectly, free and clear of all Liens, 100% of the Equity Interests of Scottish US and Scottish Dublin, or (iii) Scottish US fails to own, directly or indirectly, free and clear of all Liens, 100% of the Equity Interests of Scottish Bermuda.

      "Code" means the Internal Revenue Code of 1986.

      "Commitment" means, as to each Lender, its obligation to (a) make Loans to the Borrowers pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an


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

aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Commitment Termination Date" means July 14, 2008.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

      "Consolidated Net Income" means, for any period, (a) for the Parent and its Subsidiaries on a consolidated basis, the net income of the Parent and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period, and (b) for SALIC and its Subsidiaries on a consolidated basis, the net income of SALIC and its Subsidiaries (excluding extraordinary gains but including extraordinary losses) for that period, in each case calculated in accordance with GAAP.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Corporate Securities" means commercial paper, Asset Backed Securities and other obligations of a corporation for borrowed money evidenced by bonds, debentures, notes, loan agreements or other similar instruments.

      "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

      "Dollar" and "$" mean lawful money of the United States.

      "Dollar Equivalent" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

      "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Parent or any of the Parent's Affiliates or Subsidiaries; and provided, further, however, that an Eligble Assignee shall include only a Lender, an Affiliate of a Lender or another Person, which, through its Lending Offices, is capable of lending the applicable Alternative Currencies to the relevant Borrowers without the imposition of any additional Indemnified Taxes.

      "EMU" means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

      "EMU Legislation" means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

      "Eligible Investments" mean Government Debt, Corporate Securities and Asset-Backed Securities which are (a) rated by S&P or Moody's, (b) owned by SALIC and (c) not subject to any Lien.

      "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of SALIC, any other Borrower or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with SALIC within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by SALIC or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by SALIC or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon SALIC or any ERISA Affiliate.

      "EU GAAP" means the accounting principles set forth in the European Community Regulations of 1996.

      "Euro" and "EUR" mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

      "Eurocurrency Rate" means, for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurocurrency Rate" for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      "Eurocurrency Rate Loan" means a Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

      "Event of Default" has the meaning specified in Section 8.01.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) except as provided in the following sentence, in the case of a Foreign Lender (other than an assignee pursuant to a request by SALIC under Section 11.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to Section 3.01(a). Notwithstanding anything to the contrary contained in this definition, "Excluded Taxes" shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with the last paragraph of Section 3.01(e).

      "Existing Agreement" is defined in the recitals.

      "Existing Letters of Credit" means the Letters of Credit issued under the Existing Agreement and listed on Schedule 2.03 hereto.

      "Fair Market Value" shall mean (a) with respect to any publicly-traded security (other than those set forth in clause (b)), the closing price for such security on the largest exchange on which such security is traded (or if not traded on an exchange, then the average of the closing bid and ask prices quoted over-the-counter) on the date of the determination (as such prices are recognized in The Wall Street Journal or if not so reported, in any nationally recognized financial journal or newspaper), (b) with respect to Government Debt, the amount thereof, and (c) with respect to any other Eligible Investment (other than those set forth in clauses (a) and (b)), the price for the such Eligible Investment on the date of calculation obtained from a generally recognized source approved by the Administrative Agent or the most recent bid quotation from such approved source (or, if no generally recognized source exists as to any particular Eligible Investment, any other source specified by SALIC to which the Administrative Agent does not reasonably object).

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

      "Fee Letter" means the letter agreement, dated May 25, 2005, among SALIC, the Administrative Agent and the Arranger.

      "Foreign Benefit Plan" means any employee benefit plan, pension plan or welfare plan not subject to ERISA which is maintained or contributed to for the benefit of the employees of a Foreign Obligor or its Subsidiaries which, under applicable law, (a) is required to be funded through a trust or similar funding vehicle or (b) creates or could result in a Lien on any property of such Foreign Obligor or any of its Subsidiaries.

      "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Obligor" means any Borrower that is incorporated or organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "GAAP" means US GAAP, EU GAAP or UK GAAP, as the context requires.

      "Government Debt" means negotiable Indebtedness issued or guaranteed by the United States Government or any agency thereof.

      "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

      "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that obligations of the Parent or any of its Subsidiaries under Primary Policies, Reinsurance Agreements, Retrocession Agreements or Other Insurance Products which are entered into in the ordinary course of business (including security posted to secure obligations thereunder) shall not be deemed to be Guarantees of such Person for the purposes of this Agreement. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

            (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

            (c) net obligations of such Person under any Swap Contract;

            (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

            (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

            (f) capital leases and Synthetic Lease Obligations;

            (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

            (h) all Guarantees of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Indebtedness shall not include the obligations of the Parent or any of its Insurance Subsidiaries under Primary Policies, Reinsurance Agreements, Retrocession Agreements or Other Insurance Products which are entered into in the ordinary course of business (including security posted to secure obligations thereunder).

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitees" has the meaning specified in Section 11.04(b).

      "ING Asset Purchase Agreement" means the Asset Purchase Agreement dated as of October 17, 2004 by and among SLD, SLDI, the Parent, Scottish US and Scottish Bermuda, with such amendments thereto as have been approved by the Required Lenders.

      "ING Reinsurance Agreements" means the SLD Coinsurance Agreement, the SLD Coinsurance/Modified Coinsurance Agreement, SLDI Coinsurance Agreement, the SLDI Funds Withheld Coinsurance Agreement, the SLDI Coinsurance/Modified Coinsurance Agreement, (as such terms are defined in the ING Asset Purchase Agreement) each dated as of December 31, 2004.

      "Insurance Subsidiaries" means each Borrower and any Subsidiary of a Borrower which is licensed by any Governmental Authority to engage in the insurance or reinsurance business.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Commitment Termination Date; and (b) as to any Base Rate Loan the last Business Day of each March, June, September and December commencing on the last Business Day in September, 2005, and the Commitment Termination Date.

      "Interest Period" means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two or three months thereafter, as selected by the applicable Borrower in its Loan Notice; provided that:

            (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (iii) no Interest Period shall extend beyond the Commitment Termination Date.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "Investment Policies" means the Investment Policies of SALIC as in effect on the Amendment Effective Date with such revisions thereto as are approved by the Board of Directors of the Parent from time to time.

      "IRS" means the United States Internal Revenue Service.

      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

      "Issuer Documents" means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the applicable Borrower or in favor of an L/C Issuer and relating to any such Letter of Credit.

      "Keep Well Agreements" means (a) the Net Worth Maintenance Agreement between the Parent, SALIC and Scottish Dublin dated as of January 1, 2002, (b) the Net Worth Maintenance Agreement restated as of February 1, 2002 among SALIC and Scottish US, (c) the Guarantee dated as of January 1, 2002 among the Parent, SALIC and Scottish UK, (d) the Scottish Life Keep Well Agreement, (e) the Scottish Bermuda Keep Well Agreement and (f) similar net worth maintenance agreements entered into by the Parent or any of its subsidiaries in favor of a wholly-owned Insurance Subsidiary which are required by the Governmental Authority regulating such Insurance Subsidiary provided such agreements are no more onerous than the Keep Well Agreement described in clause (b) above.

      "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

      "L/C Issuer" means (a) with respect to the Existing Letters of Credit either Bank of America or Comerica Bank as shown on Schedule 2.03 and (b) with respect to all other Letters of Credit issued hereunder, Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "Lender" has the meaning specified in the introductory paragraph hereto.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify SALIC and the Administrative Agent.

      "Letter of Credit" means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

      "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loan" means an extension of credit by a Lender to a Borrower under
Article II in the form of a Loan.

      "Loan" has the meaning specified in Section 2.01.

      "Loan Documents" means this Agreement, each Note, each Issuer Document and the Fee Letter.

      "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Mandatory Cost" means, with respect to Loans denominated in Alternative Currencies for any period, the percentage rate per annum determined in accordance with Schedule 1.01.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of (i) any Borrower or (ii) SALIC and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.

      "Material Subsidiaries" means each Borrower, Scottish Life, Scottish Bermuda, each other Subsidiary of SALIC whose consolidated assets or revenues exceed 5% of the consolidated assets of SALIC and its Subsidiaries for the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b), and any Subsidiary of Scottish UK whose consolidated assets or consolidated revenues exceed 5% of the consolidated assets of Scottish UK and its Subsidiaries for the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01(a) or (b).

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which SALIC or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Note" means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit B.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Other Insurance Products" means guaranteed investment contracts and secured and unsecured funding agreements which are not Alternative Reserve Agreements.

      "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Outstanding Amount" means (i) with respect to Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by a Borrower of Unreimbursed Amounts.

      "Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

      "Parent" means Scottish Re Group Limited, a Cayman Islands exempted company (f/k/a Scottish Annuity & Life Holdings, Ltd.).

      "Parent Consolidated Indebtedness" means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial) which have been drawn but not reimbursed by the Person for whose account such Letter of Credit was issued, bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations and Swap Termination Value, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than its Subsidiaries, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Parent or one of its Subsidiaries is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Parent or such Subsidiary; provided, however, the obligations of the Parent or any of its Subsidiaries under the Keep Well Agreements shall be excluded for purposes of calculating Parent Consolidated Indebtedness.

      "Parent Debt Rating" has the meaning specified in the definition of "Applicable Rate."

      "Parent Debt to Capitalization Ratio" means the ratio of (a) Parent Consolidated Indebtedness to (b) the sum of Parent Consolidated Indebtedness plus Parent Net Worth.

      "Parent Net Worth" means the Shareholders Equity of the Parent calculated in accordance with all GAAP as adjusted pursuant to Section 7.11(b)(iii).

      "Participant" has the meaning specified in Section 11.06(d).

      "Participating Member State" means each state so described in any EMU Legislation.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by SALIC or any ERISA Affiliate or to which SALIC or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Perpetual Preferred Stock" means preferred stock issued from time to time by the Parent which preferred stock is not redeemable at the option of the holder thereof.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by SALIC or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Platform" has the meaning specified in Section 6.02.

      "Primary Policies" means any insurance policies issued by an Insurance Subsidiary.

      "Register" has the meaning specified in Section 11.06(c).

      Reinsurance Agreements means any agreement, contract, treaty, certificate or other arrangement whereby the Parent or any of its Insurance Subsidiaries agrees to assume from or reinsure an insurer or reinsurer for all or part of the liability of such insurer or reinsurer under a policy or policies of insurance issued by such insurer or reinsurer.

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Retrocession Agreements" means any agreement, treaty, certificate or other arrangement whereby any Insurance Subsidiary cedes to another insurer all or part of such Insurance Subsidiary's liability under a policy or policies of insurance reinsured by such Insurance Subsidiary.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

      "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Responsible Officer" means (a) with respect to SALIC, the chief executive officer, president, chief financial officer, executive vice president or treasurer of SALIC, (b) with respect to Scottish US and Scottish UK, the chief executive officer, president, chief financial officer, vice president or treasurer, and (c) with respect to Scottish Dublin, any director, manager or authorized officer (as appointed by the board of directors of Scottish Dublin). Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of a Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person's stockholders, partners or members (or the equivalent Person thereof).

      "Revaluation Date" means with respect to any Loan, each of the following:
(a) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (b) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency, and (c) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

      "SALIC" is defined in the preamble.

      "SALIC Net Worth" means the Shareholders Equity of SALIC calculated in accordance with GAAP.

      "Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative

Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

      "SAP" means the statutory accounting practices prescribed or permitted by the Department of Insurance or other similar Governmental Authority in such Insurance Subsidiary's domicile for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      "Scottish Bermuda" means Scottish Re (Bermuda) Limited, a company formed under the laws of Bermuda.

      "Scottish Bermuda Keep Well Agreement" means the Net Worth Maintenance Agreement between SALIC and Scottish Bermuda dated as of December 31, 2004.

       "Scottish Dublin" is defined in the preamble.

      "Scottish Life" means Scottish Re Life Corporation, a Missouri corporation.

      "Scottish Life Keep Well Agreement" means the Net Worth Maintenance Agreement between SALIC and Scottish Life dated as of December 31, 2004.

      "Scottish UK" is defined in the preamble and was formerly known as World-Wide Reassurance Company Limited.

      "Scottish US" is defined in the preamble.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Shareholders' Equity" means, as to any Person as of any date of determination, the consolidated shareholders' equity of such Person and its Subsidiaries as of that date determined in accordance with GAAP.

      "SLD" means Security Life of Denver Insurance Company, a Colorado insurance company.

      "SLDI" means Security Life of Denver International Limited, a Bermuda insurance company.

      "Spot Rate" for a currency means the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency.

      "Statutory Statements" means, as to any Insurance Subsidiary, the annual or quarterly financial statements of such Person as required to be filed with the Department of Insurance (or similar Governmental Authority) of such Person's domicile, together with all exhibits or schedules filed therewith prepared in conformity with SAP.

      "Sterling" and "(pound)" mean the lawful currency of the United Kingdom.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Threshold Amount" means $20,000,000.

      "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

      "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

      "Unencumbered Asset Value" means, with respect to any type of Eligible Investments, the product of (i) the percentage on Schedule 1.02 set forth opposite such type of Eligible Investment and (ii) the Fair Market Value of such Eligible Investment at such time of determination; provided, that to the extent any Eligible Investments from the same issuer or any other issuer and its Affiliates (other than the Government Debt) would constitute more than ten percent (10% ) of the aggregate Unencumbered Asset Value of the Eligible Investments, that amount in excess of ten percent (10%) shall be valued at zero.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" and "U.S." mean the United States of America.

      "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

      "UK GAAP" means generally accepted accounting principles in the United Kingdom.

      "US GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied without giving effect to FAS 115 or DIG-B36 to include unrealized gains and losses.

      1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

      (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

      (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03 Accounting Terms.

      (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. The Audited Financial Statements and the financial statements delivered by the Parent and SALIC pursuant to Sections 6.01(a) and (b) shall be prepared in accordance with US GAAP. The Audited Financial Statements and the annual financial statements delivered by Scottish Dublin pursuant to Section 6.01(a) shall be prepared in accordance with EU GAAP. The Audited Financial Statements and the annual financial statements delivered by Scottish UK pursuant to Section 6.01(a) shall be prepared in accordance with UK GAAP. The quarterly financial statements delivered by Scottish Dublin and Scottish UK pursuant to Section 6.01(b) shall be prepared in accordance with US GAAP.

      (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either SALIC or the Required Lenders shall so request, the Administrative Agent, the Lenders and SALIC shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) SALIC shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      1.04 Exchange Rates; Currency Equivalents.

      (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Loans denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date shall occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

      (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Eurocurrency Rate Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

      1.05 Change of Currency.

      (a) Each obligation of a Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

      (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

      (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

      1.06 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

      1.08 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01 Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Loan") to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender's Commitment, and (iii) the aggregate Outstanding Amount of Loans made to the Borrowers in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this
Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

      2.02 Borrowings, Conversions and Continuations of Loans.

      (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon a Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify
(i) whether such Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) the currency of the Loans to be borrowed, and (vi) if applicable, the duration of the Interest Period with respect thereto. If a Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If a Borrower fails to specify a Type of Loan in a Loan Notice or if a Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currencies, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.

      (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing denominated in Dollars is given by a Borrower, there are L/C Borrowings outstanding with respect to such Borrower, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

      (c) Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

      (d) The Administrative Agent shall promptly notify the applicable Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

      (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

      2.03 Letters of Credit.

      (a) The Letter of Credit Commitment.

           (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the Availability Period, to issue Letters of Credit in Dollars for the account of SALIC, Scottish UK and Scottish US, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit (for purposes of this Section 2.03, "Borrowers" shall mean SALIC, Scottish US and Scottish UK collectively and a "Borrower" shall be any one of them); and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments and (y) the aggregate Outstanding Amount of the Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and from and after the Amendment Effective Date shall be subject to, and governed by, the terms and conditions hereof. In no event shall Scottish Dublin be entitled to request Letters of Credit to be issued.

           (ii) The L/C Issuer shall not issue any Letter of Credit, if:

                (A) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Lenders have approved such expiry date; or

           (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Amendment Effective Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Amendment Effective Date and which the L/C Issuer in good faith deems material to it;

                (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

                (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $50,000;

                (D) such Letter of Credit is to be denominated in a currency other than Dollars;

                (E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

                (F) a default of any Lender's obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with SALIC or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

           (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

           (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
      (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

           (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

      (b) Procedures for Issuance and Amendment of Letters of Credit.

           (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of a Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be; or in each case such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C
      Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

           (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the

      Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of such Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

           (iii) Promptly after its delivery of any Letter of Credit (or any amendment thereto) to an advising bank with respect to such Letter of Credit or to the beneficiary of such Letter of Credit, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. The Administrative Agent shall provide notice to the Lenders within a reasonable time after any change to the L/C Obligations.

      (c) Drawings and Reimbursements; Funding of Participations.

           (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

           (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the

      Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

           (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

           (iv) Until each Lender funds its Loan or L/C Advance pursuant to this
      Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

           (v) Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, SALIC, the applicable Borrower or, any Subsidiary thereof or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Loans pursuant to this
      Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

           (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)   Repayment of Participations.

           (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) and in the same funds as those received by the Administrative Agent.

           (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e) Obligations Absolute. The obligation of the applicable Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit issued for such Borrower's account and to repay each related L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

           (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

           (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

           (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

           (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such

      Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

           (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any of its Subsidiaries.

The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower's instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. The applicable Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

      (f) Role of L/C Issuer. Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit issued for its account; provided, however, that this assumption is not intended to, and shall not, preclude such Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the applicable Borrower which the applicable Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

      (g) Cash Collateral. Upon the request of the Administrative Agent, if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, the applicable Borrower shall, immediately Cash Collateralize the then Outstanding Amount of all such Borrower's L/C Obligations. Sections 2.04 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.04 and Section 8.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations of the applicable Borrower, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein of such Borrower and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

      (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and SALIC when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

      (i) Letter of Credit Fees. Each Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit issued for the account of such Borrower equal to the Applicable Rate times of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing on the first Business Day after the end of September, 2005 and thereafter commencing with the first such date to occur after the issuance of such Letter of Credit and on the date the last Letter of Credit expires. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate. On the Amendment Effective Date, each Borrower shall pay to the Administrative Agent for the account of each Lender under the Existing Agreement in accordance with its Applicable Percentage thereunder any Letter of Credit Fees accrued under the Existing Agreement to the Amendment Effective Date.

      (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Each Borrower shall pay directly to each L/C Issuer for its own account, a fronting fee with respect to each Letter of Credit issued for the account of such Borrower, at the rate per annum agreed to between SALIC and such L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit and on the date the last

Letter of Credit expires. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. In addition, each Borrower shall pay directly to each L/C Issuer for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit issued for the account of such Borrower as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. On the Amendment Effective Date, each Borrower shall pay to each L/C Issuer any such fees, costs and charges accrued under the Existing Agreement to the Amendment Effective Date.

      (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

      2.04 Prepayments.

      (a) Each Borrower may, upon notice from such Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay its Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m.
(A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans, and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in the Alternative Currency Equivalent of a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the currency and the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by a Borrower , the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

      (b) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

      (c) If the Administrative Agent notifies SALIC at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within three Business Days after receipt of such notice, the applicable Borrowers shall immediately prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

      2.05 Termination or Reduction of Commitments. SALIC may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) SALIC shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments the Alternative Currency Sublimit exceeds the amount of the Aggregate Commitments, the Alternative Currency Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment Reduction shall not be applied to the Alternative Currency Sublimit unless otherwise specified by SALIC. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender pro rata according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      2.06 Repayment of Loans. Each Borrower shall repay to the Lenders on the Commitment Termination Date the aggregate principal amount of Loans made to such Borrower outstanding on such date.

      2.07 Interest.

      (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan denominated in an Alternative Currency of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

      (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

           (ii) If any amount (other than principal of any Loan) payable by a Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

           (iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

           (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

      (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.08 Fees. In addition to certain fees described in subsections (i) and
(j) of Section 2.03:

      (a) Facility Fee. SALIC shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a facility fee equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Loans and L/C Obligations), regardless of usage. The facility fee shall accrue at all times during the Availability Period (and thereafter so long as any Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the last Business Day of September, 2005, and on the Commitment Termination Date (and, if applicable, thereafter on demand). The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. On the Amendment Effective Date, SALIC shall pay to the Administrative Agent for the account of each Lender under the Existing Agreement in accordance with its Applicable Percentage thereunder any facility fees accrued under the Existing Agreement to the Amendment Effective Date.

      (b) Utilization Fee. SALIC shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a utilization fee equal to the Applicable Rate times the Total Outstandings on each day that the Total Outstandings exceed 50% of the actual daily amount of the Aggregate Commitments then in effect (or, if terminated, in effect immediately prior to such termination). The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the last Business Day of September, 2005, and on the Commitment Termination Date (and, if applicable, thereafter on demand). The utilization fee shall be calculated quarterly in arrears and if there is any change in the Applicable Rate during any quarter, the daily amount shall be computed and multiplied by the Applicable Rate for each period during which such Applicable Rate was in effect. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in
Article IV is not met. On the Amendment Effective Date, SALIC shall pay to the Administration Agent for the account of each Lender under the Existing Agreement in accordance with its Applicable Percentage thereunder any utilization fees accrued under the Existing Agreement to the Amendment Effective Date.

      (c) Other Fees.

           (i) SALIC shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

           (ii) SALIC shall pay to the Lenders such upfront fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such upfront fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      2.09 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. As of the Amendment Effective Date, computations of interest in respect of Loans denominated in Sterling are made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed and interest in respect of Loans denominated in Euros are calculated on the basis of a 360-day year and actual days elapsed. In the event that the market practice changes from the foregoing, the Administrative Agent shall notify the Borrowers of any such change. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

      2.10 Evidence of Debt.

      (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

      (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

      2.11 Payments Generally; Administrative Agent's Clawback.

      (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

      (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date

      (or in the case of Base Rate Loans, the proposed time) of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with
      Section 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to Base Rate Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the applicable Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

           (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

      A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

      (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

      (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

      (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.12 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

           (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

           (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

      Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

      2.13 Several Obligations of Borrowers; SALIC as Agent of Borrowers.

      (a) The Obligations of Scottish US, Scottish UK and Scottish Dublin shall be several in nature. In no event shall Scottish Dublin be liable to the LC Issuer or the Lenders for any Obligations with respect to any Letters of Credit.

      (b) Each of Scottish UK, Scottish Dublin and Scottish US hereby irrevocably appoints SALIC as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by SALIC, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to SALIC in accordance with the terms of this Agreement shall be deemed to have been delivered to each other Borrower.

      2.14 Increase in Commitments.

      (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), SALIC may at any time request an increase in the Aggregate Commitments provided that any such request for an increase shall be in a minimum amount of $10,000,000 or an even multiple thereof; provided, further, that after giving effect to any such increase, the Aggregate Commitments shall not exceed $300,000,000. At the time of sending such notice, SALIC (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

      (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

      (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify SALIC and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), SALIC may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

      (d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and SALIC shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify SALIC and the Lenders of the final allocation of such increase and the Increase Effective Date.

      (e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, SALIC shall deliver to the Administrative Agent a certificate of each Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase, and (ii) in the case of SALIC, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Extension Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this
Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and
(B) no Default exists. The Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

      (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.12 or 11.01 to the contrary.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01 Taxes.

      (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

      (b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes attributable to such Borrower's Obligations to the relevant Governmental Authority in accordance with applicable law.

      (c) Indemnification by the Borrowers. Each Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, with respect to such

Borrower's Obligations and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

      (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority with respect to such Borrower's Obligations, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to SALIC (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by SALIC or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by SALIC or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by SALIC or the Administrative Agent as will enable SALIC or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

      Without limiting the generality of the foregoing, in the event that a Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to SALIC and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of SALIC or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

           (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

           (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

           (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

           (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit SALIC to determine the withholding or deduction required to be made.

      Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender's status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or SALIC, as the Administrative Agent or SALIC shall reasonably request, on or prior to the Amendment Effective Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender's entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender outside of the U.S. by the Borrowers pursuant to this Agreement or otherwise to establish such Lender's status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (i) notify the Administrative Agent of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (ii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Amendment Effective Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

      (f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

      3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to SALIC through the Administrative Agent, any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended until such Lender notifies the Administrative Agent and SALIC that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

      3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency), or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify SALIC and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, SALIC may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

      3.04 Increased Costs; Reserves on Eurocurrency Rate Loans.

      (a) Increased Costs Generally. If any Change in Law shall:

           (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and/or the Financial Services Authority (or in either case, any other authority which replaces all or any of its functions) or the European Central Bank reflected in the Mandatory Cost other than as set forth in clause (c) below) or the L/C Issuer;

           (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer);

           (iii) cause the Mandatory Cost, as calculated hereunder, to not fully represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority (or in either case, any other authority which replaces all or any of its functions) or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans; or

           (iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, SALIC will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

      (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time SALIC will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

      (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to SALIC shall be conclusive absent manifest error. SALIC shall pay (or cause the applicable Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

      (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies SALIC of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

      (e) Reserves on Eurocurrency Rate Loans. Each Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan of such Borrower equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided such Borrower shall have received at least 10 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

      3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, each Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

      (a) any continuation, conversion, payment or prepayment of any Loan to such Borrower other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

      (b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by such Borrower;

      (c) any failure by any Borrower to make payment of any Loan (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or the Borrower makes any payment thereof in a different currency; or

      (d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The applicable Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by a Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurocurrency market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

      3.06 Mitigation Obligations; Replacement of Lenders.

      (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to
Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. SALIC hereby agrees to pay (or to cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      (b) Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, SALIC may replace such Lender in accordance with Section 11.13.

      3.07 Survival. All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01 Conditions of Amendment Effective Date. The occurrence of the Amendment Effective Date is subject to satisfaction of the following conditions precedent:

      (a) The Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower, each dated the Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the

Amendment Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

           (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and each Borrower;

           (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Borrower is a party;

           (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower is duly incorporated or organized or formed, and that each Borrower is validly existing, in good standing (if such concept is applicable) and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

           (iv) a favorable opinion of (i) LeBoeuf, Lamb, Greene & MacRae, U.S. and English counsel to the Borrowers (ii) Maples and Calder, Cayman Islands counsel to SALIC, and (iii) William Fry, Irish counsel to Scottish Dublin, in each case, addressed to the Administrative Agent and each Lender, as to the matters in Exhibit E and such other matters concerning the Borrowers and the Loan Documents as the Required Lenders may reasonably request;

           (v) a certificate of a Responsible Officer of each Borrower either
      (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Borrower and the validity against such Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

           (vi) a certificate signed by a Responsible Officer of SALIC certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) the current Parent Debt Rating;

           (vii) a duly completed Compliance Certificate as of March 31, 2005, signed by a Responsible Officer of SALIC; and

           (viii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

      (b) Any fees required to be paid on or before the Amendment Effective Date shall have been paid.

      (c) Unless waived by the Administrative Agent, SALIC shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between SALIC and the Administrative Agent).

      Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.

      4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

      (a) The representations and warranties of (i) the Borrowers contained in
Article V and (ii) each Borrower contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

      (b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

      (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

      (d) In the case of Loan to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the Required Lenders would make it impracticable for such Loan to be denominated in the relevant Alternative Currency.

      Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

      Each Borrower represents and warrants (provided that Scottish Dublin, Scottish US and Scottish UK each represents and warrants solely with respect to itself and its respective Subsidiaries) to the Administrative Agent and the Lenders that.

      5.01 Existence, Qualification and Power; Compliance with Laws. Each Borrower and each Subsidiary thereof (other than World-Wide Life Assurance, S.A. which is in liquidation) (a) is duly incorporated or organized or formed, validly existing and in good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.02 Authorization; No Contravention. The execution, delivery and performance by each Borrower of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Borrower and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Agreement or any other Loan Document except as set forth in Section 5.17.

      5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Borrower that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Borrower, enforceable against each Borrower that is party thereto in accordance with its terms.

      5.05 Financial Statements; No Material Adverse Effect.

      (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the applicable Person and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the applicable Person and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

      (b) The Audited Annual Statements (i) were prepared in accordance with SAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Scottish US and its Subsidiaries as of the date thereof and the results of operation for the period covered thereby in accordance with SAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of Scottish US and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

      (c) The unaudited Financial Statements of each of the Parent and its Subsidiaries, SALIC and its Subsidiaries, Scottish Dublin and its Subsidiaries, and Scottish UK and its Subsidiaries, dated March 31, 2005 (i) were prepared in accordance with US GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of such Person and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

      (d) Since the date of the Audited Financial Statements, and the Audited Annual Statements there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

      5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrowers or any of their respective Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

      5.07 No Default. None of the Borrowers nor any their respective Subsidiaries is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08 Ownership of Property; Liens. Each of the Borrowers and each of its respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Borrower and each of its respective Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

      5.09 Environmental Compliance. Each of the Borrowers and its respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof no Borrower could reasonably conclude that such Environmental Laws and claims could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      5.10 Insurance. The properties of each Borrower and its respective Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Borrower or the applicable Subsidiary operates.

      5.11 Taxes. Each of the Borrowers and its respective Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or any of its respective Subsidiaries that would, if made, have a Material Adverse Effect. None of the Borrowers nor any of their respective Subsidiaries is party to any tax sharing agreement.

      5.12 ERISA and Foreign Benefit Plan Compliance.

      (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of SALIC, nothing has occurred which would prevent, or cause the loss of, such qualification. SALIC and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

      (b) There are no pending or, to the best knowledge of SALIC, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither SALIC nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither SALIC nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither SALIC nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      (d) With respect to any Foreign Benefit Plan, (i) each Foreign Benefit Plan is in compliance in all material respects with applicable Law except to the extent set forth in subparagraph (ii), (ii) the aggregate of the accumulated benefit obligations under all Foreign Benefit Plans does not exceed the current fair market value of the assets held in the trust or similar funding vehicles for such Foreign Benefit Plans in an amount in excess of the Threshold Amount, and (iii) reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Foreign Benefit Plan is maintained. There are no material actions, suits or claims (other than routine claims for benefits) pending, or the knowledge of SALIC, threatened against it or any of the Borrowers or any of their respective Subsidiaries with respect to any Foreign Benefit Plan.

      5.13 Subsidiaries. The subsidiaries of each Borrower are specifically disclosed in Schedule 5.13 as updated from time to time pursuant to Section 6.02(h) and correctly indicate which Subsidiaries are Insurance Subsidiaries. All of the outstanding Equity Interests in each Borrower and such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Person and in the amounts specified on Schedule 5.13 free and clear of all Liens other than Liens permitted under Section 7.01.

      5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

      (a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the applicable Borrower only or of such Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of
Section 8.01(e) will be margin stock.

      (b) None of the Borrowers, any Person Controlling the Borrowers or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.


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

      5.15 Disclosure. The Borrowers have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any of the Borrowers or any of their respective Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      5.16 Compliance with Laws. Each Borrower and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.17 Representations as to Foreign Obligors. Each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

      (a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the "Applicable Foreign Obligor Documents"), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

      (b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required


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

to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced, (ii) any charge or tax as has been timely paid, and
(iii) Cayman Islands stamp duty may be payable if an original Applicable Foreign Obligor Document is brought to or executed in the Cayman Islands.

      (c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except (x) stamp tax payable with respect to any Note executed by Scottish Dublin and (y) stamp tax payable in the Cayman Islands if the relevant Applicable Foreign Obligor Documents are brought to or executed in the Cayman Islands. SALIC shall promptly pay any stamp tax which may be owed. The Credit Agreement and any other Applicable Foreign Obligor Documents were executed by SALIC outside the Cayman Islands.

      (d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is incorporated or organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each of their respective Subsidiaries to (provided that Scottish Dublin, Scottish US and Scottish UK each covenants solely with respect to itself and its respective Subsidiaries):

      6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

      (a) as soon as available, but in any event within 90 days after the end of each fiscal year, (i) in the case of the Parent, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated statements of cash flow for such period, and (ii) in the case of SALIC, Scottish UK and Scottish Dublin, the consolidated balance sheet of such Person and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP, each of such consolidated statement shall be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing


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

reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with the applicable GAAP and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and such consolidating statements to be certified by a Responsible Officer of SALIC or such Person to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of such Person and its Subsidiaries;

      (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (i) in the case of the Parent, an unaudited consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and (ii) in the case of SALIC, Scottish UK and Scottish Dublin, an unaudited consolidated balance sheet of such Person and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statement of income or operations and shareholders' equity for such fiscal quarter, such consolidated statements to be certified by a Responsible Officer of SALIC or such Person as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of SALIC or such Person and its Subsidiaries in accordance with US GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of such Person to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of such Person and its Subsidiaries; and

      (c) promptly after the transmittal thereof to any Government Authority in its jurisdiction of organization (and with respect to SALIC, in the Cayman Islands and Bermuda), but only if and to the extent required to be provided to any Government Authority, any annual and quarterly Statutory Statements required to be delivered to or under such Government Authority by a Borrower or any Insurance Subsidiary thereof prepared in conformity with the requirements thereof.

As to any information contained in materials furnished pursuant to Section 6.02(d), SALIC shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of SALIC to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

      6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

      (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event.

      (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of SALIC.


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

      (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Person required to provide Financial Statements pursuant to
Section 6.01(a) or (b) by independent accountants in connection with the accounts or books of such Person or any Subsidiary, or any audit of any of them.

      (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto.

      (e) promptly, and in any event within five Business Days after receipt thereof by the Parent or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Parent or any Subsidiary thereof.

      (f) promptly, such additional information regarding the business, financial or corporate affairs of the Parent, the Borrowers or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

      (g) The following certificates and other information:

           (i) Within five (5) Business Days of receipt, a copy of any financial examination reports by a Governmental Authority with respect to a Borrower or any or its Insurance Subsidiaries relating to the insurance business of the such Person (when, and if, prepared); provided, a Borrower shall only be required to deliver any interim report hereunder at such time as such Borrower has knowledge that a final report will not be issued and delivered to the Administrative Agent within 90 days of any such interim report;

           (ii) Copies of all filings (other than ordinary course requalifications, nonmaterial tax and insurance rate and other ministerial regulatory filings) with Governmental Authorities by a Borrower or any of its Insurance Subsidiaries not later than five (5) Business Days after such filings are made, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between such Borrower or such Insurance Subsidiary and its Affiliates;

           (iii) Within five (5) Business Days of such notice, notice of proposed or actual suspension, termination or revocation of any material license of any Borrower or any of its Insurance Subsidiaries by any Governmental Authority or of receipt of notice from any Governmental Authority notifying a Borrower or any of its Insurance Subsidiaries of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the Parent or any of its Subsidiaries to take,


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

      or refrain from taking, any action or which otherwise materially and adversely affects the authority of such Borrower or any such Insurance Subsidiary to conduct its business;

           (iv) Within five (5) Business Days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business, practices or operations of a Borrower or any of its Insurance Subsidiaries; and

           (v) Promptly, notice of any actual or, to the best of the applicable Borrower's knowledge, proposed material changes in the applicable laws governing the investment or dividend practices of such Borrower or any of its Insurance Subsidiaries.

      (h) Promptly upon formation or acquisition of any Subsidiary after the Amendment Effective Date with an initial capitalization of $1,000,000 or more or after the capital of a previously unreported Subsidiary is increased above $1,000,000, written notice of the name, purpose and capitalization of such Subsidiary and whether such Subsidiary is a Insurance Subsidiary.

      Documents required to be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (if such date is a Business Day and during normal business hours and if not, delivery will be deemed to occur on the next succeeding Business Day) (i) on which SALIC posts such documents, or provides a link thereto on SALIC's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on SALIC's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (x) SALIC shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests SALIC to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (y) SALIC shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance SALIC shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by SALIC with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

      Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder including materials and/or information regarding the Parent (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public


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

information with respect to any Borrower or its securities) (each, a "Public Lender"). Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

      6.03 Notices. Promptly notify the Administrative Agent and each Lender after a Responsible Officer becomes aware thereof:

      (a) of the occurrence of any Default;

      (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of a Borrower or any Subsidiary;
(ii) any dispute, litigation, investigation, proceeding or suspension between a Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting a Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

      (c) of the occurrence of any ERISA Event;

      (d) of any material change in accounting policies or financial reporting practices by the Parent, any Borrower or any Subsidiary; and

      (e) of any announcement by Moody's or S&P of any change or possible change in a Parent Debt Rating.

      Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of SALIC setting forth details of the occurrence referred to therein and stating what action SALIC has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

      6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness,


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

as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of SALIC, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

      6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP or SAP, as applicable, consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Person or such Subsidiary, as the case may be.

      6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the applicable Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the applicable Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent


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

contractors) may do any of the foregoing at the expense of the applicable Borrower at any time during normal business hours and without advance notice.

      6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for working capital, capital expenditures and general corporate purposes not in contravention of any Law or of any Loan Document.

      6.12 Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrowers shall not, and shall not permit any of its Material Subsidiaries to (provided that Scottish Dublin, Scottish US and Scottish UK each covenants solely with respect to itself and its respective Subsidiaries), directly or indirectly:

      7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

      (a) Liens pursuant to any Loan Document;

      (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased,
(iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

      (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

      (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

      (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

      (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

      (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

      (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

      (i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

      (j) Liens on cash, cash equivalents, portfolio securities or Swap Contracts of a Borrower and its Subsidiaries pursuant to trust or other security arrangements or Swap Contracts entered into in connection with Reinsurance Agreements, Primary Policies, Retrocession Agreements or Other Insurance Products;

      (k) Liens granted by a Borrower and its Subsidiaries pursuant to trust or other security arrangements (including letter of credit facilities) in connection with Alternative Reserve Agreements;

      (l) Liens on cash, cash equivalents, portfolio securities or Swap Contracts of a Borrower and its Subsidiaries securing Indebtedness permitted under Section 7.03(g);

      (m) Liens securing Indebtedness permitted under Section 7.03(d) or Investments permitted under Section 7.02(h); provided that the aggregate fair market value of the assets securing such Indebtedness and Investment at any one time shall not exceed $20,000,000; and

      (n) Liens not otherwise permitted under this Section 7.01 securing Indebtedness or obligations under Foreign Benefit Plans provided the aggregate principal amount of such secured Indebtedness and obligations under Foreign Benefit Plans outstanding at any time does not exceed the Threshold Amount;

provided, however, that, no Lien shall be permitted to exist on the Equity Interests of a Borrower or any of its Material Subsidiaries provided, further, however, Liens shall be permitted on the Equity Interests in special purpose entities established in connection with Alternative Reserve Agreements.

      7.02 Investments. Make any Investments, except:

      (a) Investments held by such Borrower or such Subsidiary in accordance with the Investment Policies;

      (b) advances to officers, directors and employees of SALIC and Subsidiaries, for travel, entertainment, relocation and analogous ordinary business purposes;

      (c) Investments in any wholly-owned Subsidiary of the Parent;

      (d) Investments in Scottish Life to the extent such Investments (i) are required pursuant to the Scottish Life Keep Well Agreement or otherwise required by the Governmental Authority regulating Scottish Life or (ii) are used to acquire Equity Interests in Scottish Life not owned by Scottish US as of the Amendment Effective Date provided that after giving effect to such acquisition the Borrowers are in compliance with Section 7.13.

      (e) Guarantees permitted by Section 7.03;

      (f) Investments in connection with Reinsurance Agreements Primary Policies, Retrocession Agreements or Other Insurance Products in the ordinary course of business and Investments in connection with Alternative Reserve Agreements;

      (g) Investments in connection with acquisitions permitted under Section 7.13;

      (h) ordinary course Investments in reverse repurchase agreements and securities lending transactions; and

      (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss.

      7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

      (a) Indebtedness under the Loan Documents;

      (b) Indebtedness outstanding on the date hereof and listed on Schedule
7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Borrowers or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;


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      (c) Guarantees of a Borrower in respect of Indebtedness of its wholly-owned Subsidiaries or SALIC otherwise permitted hereunder;

      (d) obligations (contingent or otherwise) of a Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

      (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000;

      (f) Indebtedness in connection with trust preferred securities;

      (g) Indebtedness for standby letters of credit issued to insurance or reinsurance cedants in the ordinary course of business;

      (h) Indebtedness for Alternative Reserve Agreements and letters of credit issued to collateralize Alternative Reserve Agreements;

      (i) Indebtedness pursuant to the Keep Well Agreements; and

      (j) Indebtedness not otherwise permitted under this Section 7.03 in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

provided, however, that Scottish Bermuda shall not be permitted to incur any Indebtedness.

      7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

      (a) any Subsidiary of a Borrower may merge with (i) such Borrower or SALIC, provided that such Borrower or SALIC shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries of such Borrower, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

      (b) any Subsidiary of a Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to such Borrower or SALIC or to another Subsidiary of Borrower or SALIC; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be SALIC or a wholly-owned Subsidiary;


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      (c) the Equity Interests of any Subsidiary of any Borrower may be
transferred to the Parent or another wholly-owned Subsidiary of the Parent;

provided, however, that SALIC may not merge or consolidate with Scottish US or Scottish Bermuda or any other Person who is or becomes a Purchaser Subsidiary under the ING Purchase Agreement or any of their respective Subsidiaries.

      7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

      (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

      (b) Dispositions of Investments (other than Equity Interests in the Borrowers or any of their Subsidiaries) in the ordinary course of business;

      (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

      (d) Dispositions of property by any Subsidiary to SALIC or to a wholly-owned Subsidiary of such Borrower or SALIC;

      (e) Dispositions permitted by Section 7.04; and

      (f) Disposition of property after the Amendment Effective Date provided the fair market value of all such property does not exceed $25,000,000;

provided, however, that any Disposition pursuant to clauses (a) through (e) shall be for fair market value.

      7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

      (a) each Subsidiary of a Borrower may make Restricted Payments to such Borrower and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

      (b) each Borrower and each of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; and

      (c) each Borrower and each of its Subsidiaries may issue Equity Interests in connection with Investments permitted under Sections 7.02(c) and (d).


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      7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Parent and its Subsidiaries on the date hereof or any business substantially related or incidental thereto or permit Scottish Bermuda to engage in any business other than the business acquired pursuant to the ING Asset Purchase Agreement and the ING Reinsurance Agreements to which it is a party.

      7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among SALIC and any of its wholly-owned Subsidiaries or between and among any wholly-owned Subsidiaries.

      7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Borrower or any of its Subsidiaries to make Restricted Payments to such Borrower or to otherwise transfer property to SALIC or any Subsidiary, (ii) of any Subsidiary to Guarantee the Indebtedness of SALIC or (iii) of SALIC or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e), (h) or (i) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

      7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      7.11 Financial Covenants.

      (a) SALIC Net Worth. Permit SALIC Net Worth during any four quarter period commencing on April 1 and ending on March 31 ( a "Computation Period") to be less than the sum of (i) the Minimum SALIC Net Worth (as defined below) plus
(ii) an amount equal to 50% of the Consolidated Net Income of SALIC in each full fiscal quarter in such Computation Period (with no deduction for a net loss in any such fiscal quarter) plus (iii) an amount equal to 50% of the aggregate increases in Shareholders' Equity of SALIC in each full fiscal quarter in such Computation Period by reason of the issuance and sale of Equity Interests of SALIC including upon any conversion of debt securities of SALIC into such Equity Interests or other capital contributions. The initial Minimum SALIC Net Worth shall be $750,000,000. On each date that financial statements are delivered for the fiscal quarter ending March 31 pursuant to Section 6.1(b), the Minimum SALIC Net Worth will be recalculated to be the greater of (x) the required Minimum SALIC Net Worth as of April 1 of the previous Computation Period (without giving effect to the increases referred to in the first sentence of this subsection
(a)) and (y) 75% of SALIC Net Worth as of such March 31.


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

      (b) (i) Parent Net Worth. Permit Parent Net Worth during any Computation Period to be less than the sum of (i) the Minimum Parent Net Worth (as defined below) plus (ii) an amount equal to 50% of the Consolidated Net Income of the Parent in each full fiscal quarter in such Computation Period (with no deduction for a net loss in any such fiscal quarter) plus
      (z) an amount equal to 50% of the aggregate increases in Shareholders' Equity of the Parent in each full fiscal quarter during such Computation Period by reason of the issuance and sale of Equity Interests of the Parent including upon any conversion of debt securities of the Parent into such Equity Interests or other capital contributions. The initial Minimum Parent Net Worth shall be $760,000,000. On each date that financial statements are delivered for the fiscal quarter ending March 31 pursuant to Section 6.1(b), the Minimum Parent Net Worth will be recalculated to be the greater of (x) the required Minimum Parent Net Worth as of April 1 of the previous Computation Period (without giving effect to the increases referred to in the first sentence of this subsection (b)(i)) and (y) 75% of the Parent Net Worth as of such March 31.

           (ii) Parent Debt to Capitalization Ratio. Permit the Parent Debt to Capitalization Ratio to be more than 30%.

           (iii) Calculation of Parent Financial Covenants. For purposes of calculating the Parent Net Worth and Parent Debt to Capitalization Ratio, the 5.875% Hybrid Capital Units issued by the Parent and any additional mezzanine equity or Perpetual Preferred Stock issued by the Parent will be accorded the same treatment as given to such mezzanine equity or Perpetual Preferred Stock by S&P. For purposes of calculating the Parent Debt to Capitalization Ratio, Indebtedness under Alternative Reserve Agreements will be excluded if neither S&P nor Moody's includes Indebtedness under such Alternative Reserve Agreement as financial leverage.

      (c) Unencumbered Asset Reserve Ratio. Permit the ratio of (i) the Unencumbered Asset Value of SALIC to (ii) the Aggregate Commitments (or if the Aggregate Commitments have been terminated, the Total Outstandings) to be less than 1.2:1.0 at any time.

      7.12 Restrictions On Negative Pledge Agreements. Enter into or permit any of its Subsidiaries to enter into or assume any agreement to which it is a party, other than this Agreement and any agreement required by applicable insurance regulations which places any restrictions upon the right of such Borrower or any of its Subsidiaries to sell, pledge or otherwise dispose of any material portion of its properties now owned or hereafter acquired other than as permitted under Section 7.01 (with respect to the property subject to such Lien).

      7.13 Acquisitions. Consummate any acquisition or permit any Subsidiary to consummate any acquisition (including the acquisition of Equity Interests in Scottish Life) unless the total consideration paid for such assets or the ceding commission transferred on a reinsurance transaction, as the case may be, in connection with any single acquisition does not exceed plus or minus $100,000,000.


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                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

      8.01 Events of Default. Any of the following shall constitute an Event of
Default:

      (a) Non-Payment. Any Borrower fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

      (b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10,
6.11 or Article VII;

      (c) Other Defaults. Any Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

      (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

      (e) Cross-Default. (i) Any Borrower or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which such Person is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which such Person is an Affected Party (as so defined) other than an Early Termination Event (as defined in the relevant Swap Contract) which permits the counterparty to terminate for its convenience and, in either event, the Swap Termination Value owed by such Person as a result thereof is greater than the Threshold Amount; or


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

      (f) Insolvency Proceedings, Etc. Any Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

      (g) Inability to Pay Debts; Attachment. (i) Any Borrower or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

      (h) Judgments. There is entered against any Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or
(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

      (i) ERISA, Foreign Benefit Plan. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of SALIC under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) SALIC or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount or
(iii) institution of any steps by a Foreign Obligor or any other Person to terminate a Foreign Benefit Plan if as a result of such termination, a Foreign Obligor or any of their respective Subsidiaries could be required to make a contribution to such Foreign Benefit Plan, or could incur a liability or obligation to such Foreign Benefit Plan, in excess of the Threshold Amount, or
(iv) a contribution failure with respect to any Foreign Benefit Plan sufficient to give rise to a Lien under applicable Law occurs; or

      (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or


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

      (k) Change of Control. There occurs any Change of Control.

      8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

      (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

      (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

      (c) require that each Borrower Cash Collateralize its L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

      (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of each Borrower to Cash Collateralize its L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

      8.03 Application of Funds. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
Article III) payable to the Administrative Agent in its capacity as such;

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including, without duplication, fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;


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

      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

      Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the applicable Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations of the applicable Borrower, if any, in the order set forth above.

                                  ARTICLE IX.
                                      AGENT

      9.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

      9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

      9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:


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

      (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

      (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

      (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

      The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by SALIC, a Lender or the L/C Issuer.

      The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender


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or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and SALIC. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with SALIC, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify SALIC and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by SALIC to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between SALIC and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and
Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.


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

      Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

      9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or syndication agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

      9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

      (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 11.04) allowed in such judicial proceeding; and

      (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;


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

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 11.04.

      Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                                   ARTICLE X.
                                 SALIC GUARANTEE

      10.01 Unconditional Guarantee. For valuable consideration, receipt whereof is hereby acknowledged, and to induce the L/C Issuer and each Lender to make Credit Extensions to and on account of Scottish US, Scottish Dublin and Scottish UK (individually a "Guaranteed Borrower" and collectively the "Guaranteed Borrowers") and to induce the Administrative Agent to act hereunder, SALIC hereby unconditionally and irrevocably guarantees to each Lender, the L/C Issuer and the Administrative Agent the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Guaranteed Borrowers, whether for principal, interest, fees, expenses, indemnification or otherwise, whether direct or indirect, absolute or contingent or now existing or hereafter arising (such Obligations being the "Guaranteed Obligations"). Without limiting the generality of the foregoing, SALIC's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any of the Guaranteed Borrowers to the Administrative Agent, the L/C Issuer or any Lender under this Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Guaranteed Borrower. This is a guarantee of payment and not of collection merely.

      10.02 Guarantee Absolute. SALIC guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any Law or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or the Administrative Agent or the L/C Issuer with respect thereto. The Obligations of SALIC under this Article X are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against SALIC to enforce this Article X, irrespective of whether any action is brought against any of the Guaranteed Borrowers or whether any of the Guaranteed Borrowers is joined in any such action or actions. The liability of SALIC under this guarantee shall be irrevocable, absolute and unconditional irrespective of, and SALIC hereby irrevocably waives any defense it may now or hereafter have in any way relating to, any or all of the following:

      (a) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto;


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

      (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Agreement;

      (c) any taking, exchange, release or non-perfection of any collateral or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

      (d) any change, restructuring or termination of the corporate structure or existence of any of the Guaranteed Borrowers; or

      (e) any other circumstance (including, without limitation, any statute of limitations to the fullest extent permitted by applicable Law) which might otherwise constitute a defense available to, or a discharge of, SALIC, any of the Guaranteed Borrowers or a guarantor.

      This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Lender, the L/C Issuer or the Administrative Agent upon the insolvency, bankruptcy or reorganization of any of the Guaranteed Borrowers or otherwise, all as though such payment had not been made.

      10.03 Waivers. SALIC hereby expressly waives promptness, diligence, notice of acceptance, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against any of the Guaranteed Borrowers or against any other guarantor of all or any portion of the Guaranteed Obligations, and all other notices and demands whatsoever.

      (a) SALIC hereby waives any right to revoke this guaranty, and acknowledges that this guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future and regardless of whether the Guaranteed Obligations is reduced to zero at any time or from time to time.

      (b) SALIC acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated herein and that the waivers set forth in this Article X are knowingly made in contemplation of such benefits.

      10.04 Subrogation. SALIC will not exercise any rights that it may now or hereafter acquire against any of the Guaranteed Borrowers or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent, the L/C Issuer or any other Lender against a Guaranteed Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any of the Guaranteed Borrowers or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this guaranty shall have been paid in full in cash and the


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

Commitments shall have terminated. If any amount shall be paid to SALIC in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this guaranty and the termination of the Commitments, such amount shall be held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this guaranty, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this guaranty thereafter arising. SALIC acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this section is knowingly made in contemplation on such benefits.

      10.05 Survival. This guaranty is a continuing guarantee and shall (a) remain in full force and effect until payment in full in cash of the Guaranteed Obligations and all other amounts payable under this guaranty and the termination of the Commitments and the expiration or cancellation of all Letters of Credit, (b) be binding upon SALIC, its successors and assigns, (c) inure to the benefit of and be enforceable by each Lender (including each assignee Lender pursuant to Section 11.06), the L/C Issuer and the Administrative Agent and their respective successors, transferees and assigns and (d) shall be reinstated if at any time any payment to a Lender, the L/C Issuer or the Administrative Agent hereunder is required to be restored by such Lender, the L/C Issuer or the Administrative Agent. Without limiting the generality of the foregoing clause
(c), each Lender may assign or otherwise transfer its interest in any Loan to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.

                                   ARTICLE XI.
                                  MISCELLANEOUS

      11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by SALIC or any other Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and SALIC or the applicable Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

      (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

      (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

      (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;


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

      (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

      (e) change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

      (f) amend Section 1.05 or the definition of "Alternative Currency" without the written consent of each Lender;

      (g) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

      (h) release SALIC from its obligations under Article X without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      11.02 Notices; Effectiveness; Electronic Communication.

      (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

           (i) if to the Borrowers, the Administrative Agent or the L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

           (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.


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

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

      (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

      Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

      (c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower's or the Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other


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

Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

      (d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent and the L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to SALIC, the Administrative Agent and the L/C Issuer.

      (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

      11.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      11.04 Expenses; Indemnity; Damage Waiver.

      (a) Costs and Expenses. SALIC shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated). Each Borrower shall pay
(i) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued for such Borrower's account or any demand for payment thereunder and (ii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and, without duplication, all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights against such Borrower (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the


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

Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

      (b) Indemnification by Borrowers. Each Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and, without duplication, shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by such Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby by such Borrower, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan made to or Letter of Credit issued for the account of such Borrower or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by such Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to such Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by such Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by such Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

      (c) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.11(d).


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

      (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

      (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

      (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

      11.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

      11.06 Successors and Assigns.

      (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that

           (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, SALIC otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single Assignment for purposes of determining whether such minimum amount has been met;

           (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

           (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

           (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.6, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

      (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of the Borrowers and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

      (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or SALIC or any of SALIC's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

      Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

      (e) Limitation upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with SALIC's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless SALIC is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

      (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

      (h) Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days' notice to SALIC and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, SALIC shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by SALIC to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

      11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of SALIC or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower.

      For purposes of this Section, "Information" means all information received from a Borrower or any Subsidiary thereon relating to a Borrower or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by a Borrower or any Subsidiary thereof, provided that, in the case of information received from a Borrower or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify SALIC and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum

Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      11.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11.13 Replacement of Lenders. If any Lender requests compensation under
Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 3.01, or if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives SALIC the right to replace a Lender as a party hereto, then SALIC may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

      (a) SALIC shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

      (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

      (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

      (d) such assignment does not conflict with applicable Laws.

      A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling SALIC to require such assignment and delegation cease to apply.

      11.14 Governing Law; Jurisdiction; Etc.

      (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE CHOICE OF GOVERNING LAW HAS BEEN MADE PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

      (b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY

RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

      (c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

      (d) SERVICE OF PROCESS. ON OR PRIOR TO THE AMENDMENT EFFECTIVE DATE, EACH BORROWER SHALL APPOINT CT CORPORATION SYSTEM (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NY 10011, UNITED STATES, AS ITS AGENT TO RECEIVE ON ITS BEHALF AND ITS PROPERTY SERVICE OF THE SUMMONS AND COMPLAINTS AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING, PROVIDED THAT A COPY OF SUCH PROCESS IS ALSO MAILED IN THE MANNER PROVIDED IN SECTION 11.02. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWERS IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. EACH PARTY HERETO ALSO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      11.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

      11.17 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

      11.18 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    SCOTTISH ANNUITY & LIFE INSURANCE
                                    COMPANY (CAYMAN) LTD.


                                    By: /s/ E. Murphy
                                       ----------------------------------------

                                    Name: Elizabeth Murphy
                                         --------------------------------------

                                    Title: Chief Financial Officer
                                          -------------------------------------

                                    SCOTTISH RE (DUBLIN) LIMITED


                                    By: /s/ Karina Lynch
                                       ----------------------------------------

                                    Name:  Karina Lynch
                                         --------------------------------------

                                    Title: Manager
                                          -------------------------------------

                                    SCOTTISH RE (U.S.), INC.


                                    By: /s/ Oscar Scofield
                                       ----------------------------------------

                                    Name:  Oscar Scofield
                                         --------------------------------------

                                    Title: President and CEO
                                          -------------------------------------

                                    SCOTTISH RE LIMITED


                                    By: /s/ D. Huntley
                                       ----------------------------------------

                                    Name: David Huntley
                                         --------------------------------------

                                    Title: Chief Executive Officer
                                          -------------------------------------

                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent, Lender and L/C Issuer


                                    By: /s/ Debra Basler
                                       ----------------------------------------

                                    Name: Debra Basler
                                         --------------------------------------

                                    Title: Senior Vice President
                                          -------------------------------------

                                    ABN AMRO BANK N.V.


                                    By: /s/ Neil R. Stein
                                       ----------------------------------------

                                    Name: Neil R. Stein
                                         --------------------------------------

                                    Title: Director
                                          -------------------------------------


                                    By: /s/ Nancy W. Lanzoni
                                       ----------------------------------------

                                    Name:  Nancy W. Lanzoni
                                         --------------------------------------

                                    Title: Director
                                          -------------------------------------

                                    THE BANK OF NEW YORK


                                    By: /s/ Sreecaran Ganesan
                                       ----------------------------------------

                                    Name:  Sreecaran Ganesan
                                         --------------------------------------

                                    Title: Vice President
                                          -------------------------------------

                                    BAYERISCHE HYPO UND VEREINSBANK AG,
                                    NEW YORK BRANCH


                                    By: /s/ Steve Lueker
                                       ----------------------------------------

                                    Name:  Steve Lueker
                                         --------------------------------------

                                    Title: Director
                                          -------------------------------------

                                    By: /s/ Paul M. Dolan
                                       ----------------------------------------

                                    Name: Paul Dolan
                                         --------------------------------------

                                    Title: Director
                                          -------------------------------------

                                    BEAR STEARNS CORPORATE LENDING INC., as
                                    Lender and Syndication Agent


                                    By: /s/ Victor Bulzacchelli
                                       ----------------------------------------

                                    Name: Victor Bulzacchelli
                                         --------------------------------------

                                    Title: Vice President
                                          -------------------------------------

                                    BNP PARIBAS


                                    By: /s/ Joshua Landau
                                       ----------------------------------------

                                    Name: Joshua Landau
                                         --------------------------------------

                                    Title: Vice President
                                          -------------------------------------

                                    By: /s/ Laurent Vanderzyppe
                                       ----------------------------------------

                                    Name: Laurent Vanderzyppe
                                         --------------------------------------

                                    Title: Director
                                          -------------------------------------

                                    COMERICA BANK


                                    By: /s/ Chatphet Saipetch
                                       ----------------------------------------

                                    Name: Chatphet Saipetch
                                         --------------------------------------

                                    Title: Assistant Vice President
                                          -------------------------------------

                                    GREENWICH CAPITAL MARKETS, INC., as agent for The Royal Bank of Scotland plc


                                    By: /s/ George Urban
                                       ----------------------------------------

                                    Name: George Urban
                                         --------------------------------------

                                    Title: VP
                                          -------------------------------------

                                    HSBC BANK USA, NATIONAL ASSOCIATION,
                                    as Lender and Syndication Agent


                                    By: /s/ Daniel G. Serrao
                                       ----------------------------------------

                                    Name: Daniel G. Serrao
                                         --------------------------------------

                                    Title: Senior Vice President
                                          -------------------------------------

                                    JPMORGAN CHASE BANK, N.A.


                                    By: /s/ Erin O'Rourke
                                       ----------------------------------------

                                    Name: Erin O'Rourke
                                         --------------------------------------

                                    Title: Vice President
                                          -------------------------------------

                                    UBS LOAN FINANCE LLC


                                    By: /s/ Wilfred V. Saint
                                       ----------------------------------------

                                    Name: Wilfred V. Saint
                                         --------------------------------------

                                    Title: Director - Banking Products Services,
                                           US
                                          -------------------------------------

                                    By: /s/ Joselin Fernandes
                                       ----------------------------------------

                                    Name: Joselin Fernandes
                                         --------------------------------------

                                    Title: Associate Director - Banking
                                           Products Services, US
                                          -------------------------------------

                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                    as Lender and Syndication Agent


                                    By: /s/ Karen Hanke
                                       ----------------------------------------

                                    Name: Karen Hanke
                                         --------------------------------------

                                    Title: Director
                                          -------------------------------------